Revised Schedule A

FUNDS

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.55000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.53625%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.52250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.50875%
Fund net assets greater than $10 billion up to and including $15 billion	0.49500%
Fund net assets greater than $15 billion	0.46750%

Fund	Ticker	Effective Date of Agreement
First Trust NASDAQ-100 Select Equal Weight ETF	QQEW	December 22, 2025

Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.60000%
For the next $2.5 billion	0.58500%
For the next $2.5 billion	0.57000%
For the next $2.5 billion	0.55500%
For the next $5 billion	0.54000%
For the amount over $15 billion	0.51000%

Fund	Ticker	Effective Date of Agreement
First Trust Bloomberg Inflation Sensitive Equity ETF	FTIF	March 9, 2023
First Trust S&P 500 Diversified Free Cash Flow ETF	FCFY	August 22, 2023

Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.75000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.73125%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.71250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.69375%
Fund net assets greater than $10 billion	0.67500%

FT Vest Laddered Autocallable Barrier & Income ETF	ACYN	December 19, 2025
FT Vest Laddered Autocallable Barrier & Resilient Income ETF	ACYS	April 15, 2026
FT Vest Autocallable Barrier & High Income ETF	ACYQ	June 10, 2026
FT Vest Laddered Autocallable Buffer & Resilient Income ETF	ACYB	September 21, 2026

Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

Fund	Ticker	Effective Date of Agreement
First Trust WCM International Equity ETF	WCMI	October 2, 2024
FT Vest Bitcoin Strategy & Target Income ETF	DFII	March 26, 2025
First Trust WCM Global Equity ETF	WCMG	April 14, 2026
FT Vest Silver Strategy & Target Income ETF	SLVY	July 1, 2026

Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.90000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.87750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.85500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.83250%
Fund net assets greater than $10 billion	0.81000%

Fund	Ticker	Effective Date of Agreement
FT Vest Bitcoin Strategy Floor15 ETF – April	BFAP	March 26, 2025
FT Vest Bitcoin Strategy Floor15 ETF – July	BFJL	June 18, 2025
FT Vest Bitcoin Strategy Floor15 ETF – October	BFOC	September 29, 2025
FT Vest Bitcoin Strategy Floor15 ETF – January	BFJA	December 24, 2025

Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.95000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.92625%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.90250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.87875%
Fund net assets greater than $10 billion	0.85500%

Fund	Ticker	Effective Date of Agreement
First Trust WCM Developing World Equity ETF	WCME	October 2, 2024